Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-82784, 333-38002, 333-49668, 333-91429, 333-96183, 333-103010, 333-107045, 333-113927, 333-116761, 333-125398, and 333-126585 on Form S-8; and Registration Statement No. 333-63596 on Form S-4 of our reports dated February 22, 2008 relating to the consolidated financial statements and financial statement schedule of Quest Software, Inc. (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109 in 2007 and the adoption of FASB Statement No. 123(R), Share-Based Payment, and FASB Staff Position No. AUG AIR-1, Accounting for Planned Major Maintenance Activities in 2006) and the effectiveness of the Company’s internal control over financial reporting (which report expressed an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2007.

/s/    Deloitte & Touche LLP

Costa Mesa, California

February 22, 2008